Filing Fee $75 00
                                            BY Vaughan, Hull, Copenha[ILLEGIBLE]
                                            & Hull
                                            PO Box 1420
                                            Elko, Nevada 89801

            FILED
      THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

          MAY 7 1984

[ILLEGIBLE] SECRETARY OF STATE
       /s/ [ILLEGIBLE]

         No. 3164-84


                           ARTICLES OF INCORPORATION

                                       OF

                             NEVADA-UTAH GOLD, INC.

     We, the undersigned, hereby associate to establish a corporation under and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes and all other applicable laws of the State of Nevada, and for that purpose make and adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I

                                      NAME
                                      ----

     The name of this corporation is Nevada-Utah Gold, Inc..

                                   ARTICLE II

                                PRINCIPAL OFFICE
                                ----------------

     The principal office of the corporation shall be at 530 Idaho Street, in the City of Elko, County of Elko, State of Nevada. The designation herein of the principal office of this corporation shall be without limitation upon the corporation to establish a separate business office and additional places of business, either in the State of Nevada, or elsewhere, or to at any tine change said principal or place of business in accordance with any applicable requirements of law.

                                   ARTICLE III

                               PURPOSES AND POWERS
                               -------------------

     The nature of the business and the objects or purposes to be transacted, promoted or carried on by this corporation are:

     A. To engage in any lawful activity:


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


     B. To have and exercise any and all rights, privileges, and powers which a corporation may now or hereafter exercise.

     This corporation shall be vested with all powers, rights, and privileges, both general and special, as may be allowed by law, and more particularly, not by way or limitation, but by way of partial enumeration only, such general and special powers, rights and privileges as are set forth in 78.060, 78.065 and
78.070 of Chapter 78, Title 7, Nevada Revised Statutes, and as they may hereafter be amended or supplemented.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK
                            ------------------------

     A. This corporation is authorized to issue, not to exceed Twenty-Five Thousand (25,000) shares of common stock of One Dollars ($1.00) par value. This corporation shall not, except by amendment of the Articles, have authority to issue any additional shares of stock having a One Dollar ($1.00) par value, and said shares of stock having a One Dollar ($1.00) par value shall be the only class of stock issued.

     B. The Board of Directors may, from time to time, fix the consideration for which shares shall be issued and sold by the corporation.

     C. Every stockholder shall have such preemptive or preferential rights to purchase and/or subscribe for his proportionate part of any shares of the same class as those held by him which may be issued at any time by this corporation as now or hereafter granted to stockholders under title 7. Chapter 78 of Nevada Revised Statutes.


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


     D. Restrictions on Stock Transfers: The sale, assignment, negotiation, pledge, hypothecation, and all other transfers and the registration of transfer of stock and securities of this corporation, and interests therein, by voluntary and involuntary manners and methods (whether by sale, assignment, negotiation, pledge, security agreement and security interest, hypothecation, delivery of possession, exchange, gift, transfer, devise, bequest, inheritance, succession, execution, bankruptcy, court order, operation of law, or any other means or method) is subject to the restrictions, terms and conditions imposed by these Articles of Incorporation, the By-Laws of this corporation and by the Stockholder Agreement, or agreements, if any, among the Stockholders of this corporation and the corporation, and no actual or attempted sale, assignment, negotiations, transfer, pledge or hypothecation shall be valid or effective unless the same be in conformity and compliance therewith.

     Such restrictions on the transfer or registration of transfer of stock of this corporation may be enforced against the holder of the restricted stock and any successor or transferee of the holder, including but not limited to a spouse, children, other heirs, devisees, legatees, executor, administrator, trustee, guardian, custodian, nominee, or other fiduciary entrusted with like responsibility for the person or estate of the holder, and creditors.


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


                                   ARTICLE V

                                   DIRECTORS
                                   ---------


     A. Members of the governing board of this corporation shall be styled "Directors". The number of Directors of this corporation shall be three (3) unless all of the issued shares of stock of this corporation are owned beneficially and of record by either one (1) or two (2) stockholders in which event the number of directors may, by action of the Board of Directors, be the same as the number of stockholders. The initial number of stockholders shall be three (3). The names and post office addresses of the first Board of Directors are:

            NAME                                        POST OFFICE ADDRESS
            ----                                        -------------------
     Gary M. Lee                                    445 E. 200 South, Suite 300
                                                    Salt Lake City, Utah

     Sandra Lausen                                  445 E. 200 South, Suite 300
                                                    Salt Lake City, Utah

     John J. Trepanowski                            445 E. 200 South, Suite 300
                                                    Salt Lake City, Utah

     B. A director need not be a stockholder of this corporation.

     C. At all elections of the directors of the corporation each holder of voting stock shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.


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


                                   ARTICLE VI

                              NOM-ASSESSABLE STOCK
                              --------------------

     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the capital stock of said corporation, whether issued for money, services, property or otherwise, shall be non-assessable. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                  ARTICLE VII

                                  INCORPORATORS
                                  -------------

     The  names  and  post  office  addresses  of  the   incorporators  of  this
corporation are:

            NAME                                         POST OFFICE ADDRESS
            ----                                         -------------------
     Gary M. Lee                                     445 E. 200 South, Suite 300
                                                     Salt Lake City, Utah

     Sandra Lausen                                   445 E. 200 South, Suite 300
                                                     Salt Lake City, Utah

     John J. Trepanowski                             445 E. 200 South, Suite 300
                                                     Salt Lake City, Utah

                                  ARTICLE VIII

                                      TERM
                                      ----

     This corporation shall have perpetual existence.

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands this 19th day of April, 1984.


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


                                                  /s/ Gary M. Lee
                                                  --------------------------
                                                  GARY M. LEE

                                                  /s/ Sandra Lausen
                                                  --------------------------
                                                  SANDRA LAUSEN

                                                  /s/ John J. Trepanowski
                                                  --------------------------
                                                  JOHN J. TREPANOWSKI


STATE OF NEVADA    )
                   ) SS.
COUNTY OF ELKO     )


     On April 19th, 1984,  personally  appeared before me, a Notary Public, GARY
M. LEE, who acknowledged that he executed the above instrument.

/s/ Bobbi Prunty
---------------------------
NOTARY PUBLIC

                                  ----------------------------------------------
                                  [SEAL]               BOBBI PRUNTY
                                              Notary Public  State of Nevada
                                                    Elko County, Nevada
                                           My appointment expires April 29, 1986
                                  ----------------------------------------------


STATE OF NEVADA    )
                   ) SS.
COUNTY OF ELKO     )


     On April 19th, 1984, personally appeared before me, a Notary Public, SANDRA LAUSEN, who acknowledged that he executed the above instrument.

/s/ Bobbi Prunty
---------------------------
NOTARY PUBLIC

                                  ----------------------------------------------
                                  [SEAL]               BOBBI PRUNTY
                                              Notary Public  State of Nevada
                                                    Elko County, Nevada
                                           My appointment expires April 29, 1986
                                  ----------------------------------------------


STATE OF NEVADA    )
                   ) SS.
COUNTY OF ELKO     )


     On April 19th, 1984,  personally  appeared before me, a Notary Public, JOHN
J. TREPANOWSKI, who acknowledged that he executed the above instrument.

/s/ Bobbi Prunty
---------------------------
NOTARY PUBLIC

                                  ----------------------------------------------
                                  [SEAL]               BOBBI PRUNTY
                                              Notary Public  State of Nevada
                                                    Elko County, Nevada
                                           My appointment expires April 29, 1986
                                  ----------------------------------------------

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